Exhibit 32
UNISOURCE ENERGY CORPORATION
TUCSON ELECTRIC POWER COMPANY

STATEMENTS OF CORPORATE OFFICERS
(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Each of the undersigned, Paul J. Bonavia, Chairman of the Board, President and Chief Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a “Company”), and Kevin P. Larson, Vice President, Treasurer and Chief Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company’s Annual Report on Form 10-K for the year ended December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of such Company.
February 25, 2010

/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board, President and Chief Executive Officer UniSource Energy Corporation Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President, Treasurer and Chief Financial Officer UniSource Energy Corporation Tucson Electric Power Company